                                                                  Exhibit (e)(6)

                        SUN CAPITAL PARTNERS GROUP, INC.
                       5200 Town Center Circle, Suite 470
                            Boca Raton, Florida 33486
                                  561-394-0550

September 10, 2004

Rag Shops, Inc.
111 Wagaraw Road
Hawthorne, NJ 07506-2711
Attention: Alan C. Mintz and Jeffrey C. Gerstel

Gentlemen,

Reference is made to the letter of intent between us dated August 3, 2004 (the
"Letter of Intent").

This letter will confirm our agreement that the "Exclusivity Period" provided for in the Letter of Intent is hereby extended through and including September
17, 2004.

Kindly confirm your agreement with the foregoing by signing this letter in the space provided below and returning a signed copy to us.

Very truly yours,

Sun Capital Partners Group, Inc.

By:
   -------------------------------
    Name:
    Title:

Agreed and accepted:

Rag Shops, Inc.

By: /s/ Jeffrey C. Gerstel
    ------------------------------
    Name:  Jeffrey C. Gerstel
    Title: President